UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

AMERICAN GREETINGS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	001-13859	34-0065325
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

One American Road

Cleveland, Ohio 44144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 7, 2013, American Greetings Corporation, an Ohio corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”) to vote on a proposal (the “Merger Agreement Proposal”) to adopt the previously disclosed Agreement and Plan of Merger, dated March 29, 2013, among the Company, Century Intermediate Holding Company, a Delaware corporation (“Parent”), and Century Merger Company, an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), as amended by Amendment No. 1 to Agreement and Plan of Merger, among the Company, Parent and Merger Sub (the “Merger Agreement”) and the merger contemplated thereby (the “Merger”). On August 9, 2013 (the “Closing Date”), the Company completed the Merger. As a result of the Merger, the Company is now wholly owned by Parent, which was formed by Morry Weiss, the Chairman of the Board of the Company, Zev Weiss, the Chief Executive Officer of the Company, Jeff Weiss, the President and Chief Operating Officer of the Company, and certain other members of the Weiss family and related entities (collectively, the “Family Shareholders”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

On the Closing Date, the Company completed the Merger. As of the effective time of the Merger, each issued and outstanding Class A common share and Class B common share of the Company (other than shares owned by the Company, Parent (which, at the effective time of the merger, included the common shares held by the Family Shareholders immediately prior to the effective time of the Merger), Merger Sub and holders of common shares who have properly demanded dissenters’ rights) were cancelled and converted into the right to receive $19.00, in cash, without interest and less any applicable withholding taxes.

The above description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Copies of the press release announcing the results of the Special Meeting and the press release announcing the completion of the Merger are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove its Class A common shares from listing on the NYSE. On August 12, 2013, the NYSE filed with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Class A common shares. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to its Class A common shares and Class B common shares, requesting that the Class A common shares and Class B common shares be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to Class A common shares and Class B common shares under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to the Rights of Security Holders.

The disclosure set forth above under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is hereby incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger was completed on the Closing Date upon the filing of a Certificate of Merger with the Secretary of State of the State of Ohio, at which time Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The aggregate consideration paid to shareholders of the Company in connection with the Merger was approximately $568,000,000, which consideration was funded by equity financing and debt financing.

The above description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Copies of the press release announcing the results of the Special Meeting and the press release announcing the completion of the Merger are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the following members of the Company’s board of directors resigned on the Closing Date, immediately after the effective time of the Merger: Scott S. Cowen, Jeffrey D. Dunn, William E. MacDonald III, Michael J. Merriman, Jr., Charles A. Ratner and Jerry Sue Thornton.

Morry Weiss, Zev Weiss and Jeffrey Weiss remain directors of the Company.

Effective August 12, 2013, the Company’s board of directors elected Jeffrey Weiss Co-Chief Executive Officer of the Company to partner with his brother, Co-Chief Executive Officer Zev Weiss. Prior to his election as Co-Chief Executive Officer, Jeffrey Weiss, age 46, served as President and Chief Operating Officer of the Company since 2003.

Chairman of the Board Morry Weiss is the father of Jeffrey Weiss and Senior Vice President Erwin Weiss is the uncle of Jeffrey Weiss.

Effective August 13, 2013, the Company’s board of directors elected John W. Beeder President and Chief Operating Officer to fill the vacancy created by the promotion of Jeffrey Weiss to Co-Chief Executive Officer. Prior to his election as President and Chief Operating Officer, John W. Beeder, age 53, served as Senior Vice President, Executive Sales and Marketing Officer of the Company since 2008.

A copy of the press release announcing the promotion of Jeffrey Weiss and John W. Beeder is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On the Closing Date and upon the closing of the Merger, in accordance with the Merger Agreement, the articles of incorporation and the code of regulations of the Company, as in effect immediately prior to the effective time of the Merger, were amended in accordance with applicable law to substantially reflect the articles of incorporation and the code of regulations of Merger Sub. A copy of the amended and restated articles of incorporation and amended and restated code of regulations of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 7, 2013, the Company held the Special Meeting to vote on the Merger Agreement Proposal. Holders of Class A common shares of the Company as of June 10, 2013 (the “Record Date”) had one vote for each such share owned by such shareholder as of the close of business on the Record Date. Holders of Class B common shares of the Company as of the Record Date had ten votes for each such share owned by such shareholder as of the close of business on the Record Date.

Adoption of the Merger Agreement required that holders of the Company’s issued and outstanding Class A common shares and Class B common shares, voting together as a single class, representing at least two-thirds of the outstanding voting power of the Company, vote in favor of the Merger Agreement Proposal (the “Shareholder Approval”). Pursuant to the Company’s articles of incorporation in effect at the time of the Special Meeting, Class A common shares were entitled to one vote per share and Class B common shares were entitled to ten votes per share, including for purposes of the Shareholder Approval. In addition, the Merger Agreement contains a condition to the parties’ obligations to consummate the merger that at least a majority of the Company’s issued and outstanding Class A common shares and Class B common shares, excluding all Class A common shares and Class B common shares beneficially owned by the Family Shareholders (as defined in the Merger Agreement), the Irving I. Stone Foundation or any director or executive officer of the Company or any of its subsidiaries, voting together as a single class, vote in favor of the adoption of the Merger Agreement (the “Majority of the Minority Shareholder Approval”). For purposes of the Majority of the Minority Shareholder Approval only, Class B common shares were entitled to one vote per share.

At the Special Meeting, shareholders also voted on a proposal (the “Golden Parachute Proposal”) to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the merger. Approval of this proposal required the affirmative vote of a majority of the votes cast at the Special Meeting.

As of the Record Date, there were 29,288,810 Class A common shares outstanding and 2,912,167 Class B common shares outstanding.

Each proposal was approved by the requisite shareholder vote.

The voting results were as follows:

1.	Merger Agreement Proposal (Shareholder Approval)

FOR	AGAINST	ABSTAIN
47,081,131	4,390,942	438,327

Merger Agreement Proposal (Majority of the Minority Shareholder Approval)

FOR	AGAINST	ABSTAIN
19,578,266	4,202,005	438,327

2.	Golden Parachute Proposal

FOR	AGAINST	ABSTAIN
42,940,569	6,461,777	2,508,054

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 29, 2013, among Century Intermediate Holding Company, Century Merger Company, and American Greetings Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated July 3, 2013, among Century Intermediate Holding Company, Century Merger Company, and American Greetings Corporation.

3.1	Amended and Restated Articles of Incorporation of American Greetings Corporation, effective August 9, 2013.

3.2	Amended and Restated Code of Regulations of American Greetings Corporation, effective August 9, 2013.

99.1	Press Release announcing the results of the Special Meeting, dated August 7, 2013.

99.2	Press Release announcing the completion of the Merger, dated August 9, 2013.

99.3	Press Release announcing the promotion of Jeffrey Weiss and John W. Beeder, dated August 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2013

AMERICAN GREETINGS CORPORATION

By:	/s/ Christopher W. Haffke
Name:	Christopher W. Haffke
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 29, 2013, among Century Intermediate Holding Company, Century Merger Company, and American Greetings Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated July 3, 2013, among Century Intermediate Holding Company, Century Merger Company, and American Greetings Corporation.

3.1	Amended and Restated Articles of Incorporation of American Greetings Corporation, effective August 9, 2013.

3.2	Amended and Restated Code of Regulations of American Greetings Corporation, effective August 9, 2013.

99.1	Press Release announcing the results of the Special Meeting, dated August 7, 2013.

99.2	Press Release announcing the completion of the Merger, dated August 9, 2013.

99.3	Press Release announcing the promotion of Jeffrey Weiss and John W. Beeder, dated August 13, 2013.